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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

Pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to jointly file the Schedule 13D/A No. 3 dated July 31, 2002 and any amendments thereto with respect to the beneficial ownership by each of the undersigned of shares of common stock of Impax Laboratories, Inc. Such joint filings may be executed by one or more of us on behalf of each of the undersigned.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Executed this 31st day of July, 2002.

                                      CHEMICAL COMPANY OF MALAYSIA BERHAD


                                      /s/ Oh Kim Sun
                                      ------------------------------------------
                                           Oh Kim Sun, Group Executive Director



                                      /s/ Oh Kim Sun
                                      ------------------------------------------
                                           Oh Kim Sun


                                      CCM INVESTMENTS LIMITED


                                      /s/ Oh Kim Sun
                                      ------------------------------------------
                                           Oh Kim Sun, Group Executive Director